Exhibit 5.1

Bennett Jones LLP 3400 One First Canadian Place, P.O. Box 130 Toronto, Ontario, M5X 1A4 Canada T: 416.863.1200 F: 416.863.1716

April 30, 2025

To:	i-80 Gold Corp.

5190 Neil Road, Suite 460

Reno, Nevada

United States, 89502

RE:	i-80 Gold Corp. - Registration Statement on Form S-3

Dear Sirs/Mesdames:

We have acted as Canadian legal counsel to i-80 Gold Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Corporation”) in connection with the Form S-3 (the “Registration Statement”) of the Corporation to be filed by the Corporation with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement registers the issuance and sale of up to US$250,000,000 of the Corporation’s common shares (“Common Shares”), warrants (“Warrants”), debt securities (“Debt Securities”), subscription receipts (“Subscription Receipts”) and units, comprised of one or more other Common Shares, Warrants, Debt Securities and Subscription Receipts, in any combination (“Units” and, together with the Common Shares, Warrants, Debt Securities and Subscription Receipts, the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements.

Examinations

As counsel to the Corporation, we have reviewed the Registration Statement and the Prospectus.

We have considered such questions of law, have examined such corporate records of the Corporation, certificates of public officials, certificates of officers of the Corporation and other documents and instruments, and have made such other investigations as we have considered necessary in order to give the opinions expressed below, including, without limitation, the following (collectively, the “Corporate Documents”):

(a)	a Certificate of Good Standing issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated April 29, 2025;

(b)	the certificate of incorporation, articles and notice of articles of the Corporation (the “Articles”); and

(c)	certain resolutions of the Corporation’s directors.

Assumptions and Limitations

We have assumed, without independent investigation, that at all relevant times:

(a)

(i) the genuineness of all signatures on all documents; (ii) the legal capacity and authority of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies; and (v) to the extent that such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties;

(b)

that the Articles will be in full force and effect and unamended on closing of the issuance of any Securities and that at the time of the issuance of any Securities, the Corporation validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation;

(c)

the Corporation has the necessary corporate power and capacity to authorize, create, authenticate, issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(d)

the Corporation has the necessary corporate power and capacity to enter into, execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, certificate, indenture or instrument relating to the Corporation’s creation, authentication, issuance, sale and/or delivery of any Securities to which the Corporation is party (any such agreement, the “Agreement”);

(e)

all necessary corporate action has been taken by the Corporation to duly authorize the execution and delivery by the Corporation of any Agreement and the performance of its obligations under the terms and conditions thereof;

(f)

all necessary corporate action has been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(g)	all necessary corporate action has been taken by the Corporation to duly authorize the terms of the offering of the Securities and related matters;

(h)

any Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

(i)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Corporation and any other person signing or authenticating the Securities, as applicable;

(j)	the terms of the offering of the Securities and related matters have been duly authorized by the Corporation;

(k)	the Corporation has complied, and will comply, with the Business Corporations Act (British Columbia);

(l)

the execution and delivery of any Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Corporation, or applicable law;

(m)

the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Corporation, or applicable law;

(n)

the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Corporation, or applicable law;

(o)

the Corporation will have received the agreed upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Corporation against payment therefor;

(p)

whenever our opinion refers to the Common Shares, whether issued or to be issued, as “fully paid and non-assessable” common shares in the capital of the Corporation, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise, and no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received;

(q)

at the time of any offering or sale of any Common Shares, Units comprised, in whole or in part, of Common Shares or any Warrants, Debt Securities or Subscription Receipts exercisable, exchangeable or convertible into Common Shares, in whole or in part, (together, “Common Share Convertible Securities”) and as of the date of the issuance of any Common Shares issuable upon exercise of any convertible securities, there will be sufficient Common Shares authorized and unissued under the Corporation’s then operative constating documents and not otherwise reserved for issuance;

(r)	any Common Shares issuable upon exercise of offered Common Share Convertible Securities will have been duly authorized, created and reserved for issuance upon such exercise;

(s)

any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, allotted and reserved for issuance upon such conversion, exchange, redemption or exercise;

(t)

at or prior to the time of the issuance and delivery of any Securities, the Registration Statement as finally amended (including all necessary post-effective amendments) will have been declared effective under the Securities Act, that the Securities will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified, terminated or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities;

(u)

an appropriate prospectus supplement with respect to the offered Securities will have been prepared and filed with the SEC in compliance with the Securities Act and the applicable rules and regulations thereunder;

(v)

all Securities will be offered, issued and sold in compliance with applicable provincial, federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement;

(w)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation are complete, true and accurate;

(x)	there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein; and

(y)

no order, ruling or decision of any court or regulatory or administrative body is in effect at any time that restricts any trades in securities of the Corporation or that affects any person or company (including the Corporation or any of its affiliates) that engages in such a trade.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

To the extent any certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.

We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Securities or their issue, other than as specified in the Registration Statement and Corporate Documents.

Reliance

We are solicitors qualified to carry on the practice of law in the Province of British Columbia and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof.

Notwithstanding the foregoing and our opinions below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the transactions contemplated by the Registration Statement or the Prospectus.

The opinions expressed below are given as of the date of this letter and are not prospective. We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee. This opinion is for the sole use and benefit of the addressee. Accordingly, this opinion may not be relied upon, by any other person or used in connection with any other transaction.

Opinions

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

With respect to the Common Shares, when: (a) the board of directors of the Corporation (the “Board”) has taken all necessary corporate action to approve the issuance of, and the terms of the offering of, such Common Shares and all matters related thereto; and (b) the Common Shares have been issued, sold and delivered either (i) (A) in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board and (B) the Common Shares have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement, or (ii) upon conversion or exercise of any other Securities, in accordance with the terms of such Securities or the Agreement or instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Common Shares will be duly and validly issued, fully paid and non-assessable.

2.

With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Warrants and all matters related thereto; (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Warrants have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement duly authorized, executed and delivered by the Corporation and a warrant agent and, if applicable, the certificates for the Warrants have been duly issued and delivered by the Corporation and such warrant agent in accordance with such Agreement, then the Warrants will be duly and validly issued and will constitute valid and binding obligations of the Corporation.

3.

With respect to the Debt Securities, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Debt Securities and all matters related thereto; (b) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Debt Securities have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement duly authorized, executed and delivered by the Corporation and a trustee and, if applicable, the certificates for the Debt Securities have been duly issued and delivered by the Corporation and such trustee in accordance with such Agreement, then the Debt Securities will be duly and validly issued and will constitute valid and binding obligations of the Corporation.

4.

With respect to the Subscription Receipts, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Subscription Receipts and all matters related thereto; (b) the Subscription Receipts have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Subscription Receipts have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement duly authorized, executed and delivered by the Corporation and an escrow agent and, if applicable, the certificates for the Subscription Receipts have been duly issued and delivered by the Corporation and such escrow agent in accordance with such Agreement, then the Subscription Receipts will be duly and validly issued and will constitute valid and binding obligations of the Corporation.

5.

With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Units and all matters related thereto; (b) the Units have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Units have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement, if any, duly authorized, executed and delivered by the Corporation and any third party and, if applicable, the certificates for the Units have been duly issued and delivered by the Corporation, and such third party in accordance with such Agreement, then the Units will be duly and validly issued and will constitute valid and binding obligations of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

The above opinions are rendered in connection with the filing of the Registration Statement and are for the sole use and benefit of the addressee and are not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Yours truly,

Bennett Jones LLP